Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 1998, relating to the financial statements of Camelot Group plc, as of January 31, 1998 and February 1, 1997 and for the years ended January 31, 1998 and February 1, 1997, which appears in GTECH Holdings Corporations' Annual Report on Form 10-K for the fiscal year ended February 26, 2000.


/s/Price Waterhouse
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Price Waterhouse
Chartered Accountants
London, England
February 21, 2001